EXHIBITS 5.1 AND 23.1


                              DEAN R. EDSTROM, ESQ.
                                 ATTORNEY AT LAW
                            PROFESSIONAL ASSOCIATION
                            1100 ONE FINANCIAL PLAZA
                             120 SOUTH SIXTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-1801
                        (612) 573-3661 FAX (612) 330-0959
                         EMAIL: dedstrom@e-lawfirm.com



                                 August 19, 2004


DynEco Corporation
564 International Place
Rockledge, FL  32955

                  Re:      DynEco Corporation

Ladies and Gentlemen:

         We have acted as special Minnesota counsel for DynEco Corporation, a Minnesota corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,175,000 shares (the "Shares") of Common Stock, $.01 par value per share of the Company ("Common Stock") to be offered for resale by certain selling shareholders, of which 4,025,000 Shares are presently outstanding (the "Outstanding Shares") and 4,150,000 Shares are issuable upon the exercise of outstanding warrants and options to purchase Common Stock (the "Issuable Shares"). The Shares are being registered by the Company pursuant to Registration Statement on Form SB-2, file No. 333-112585, filed with the Securities and Exchange Commission (the "Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for purposes of this opinion, including, without limitation, a copy of the Amended Articles of Incorporation of the Company filed on November 1, 2001, as certified by the Secretary of State of the State of Minnesota on August 12, 2004, a copy of the Bylaws of the Company as certified by the President and Chief Executive Officer of the Company, minutes of meetings of and resolutions adopted by the Board of Directors of the Company as certified by the President and Chief Executive Officer of the Company, and a certificate of the President and Chief Executive Officer of the Company dated August 18, 2004 certifying as to the correctness of certain factual and other matters relevant to this opinion. We have also considered such questions of law as we have deemed necessary or advisable for purposes of this opinion, including matters arising under the Constitution and statutes of the State of Minnesota and reported judicial interpretations thereof.

                                                              DynEco Corporation
                                                                 August 19, 2004
                                                                          Page 2


         We have relied as to matters of fact on certificates of public officials and officers of the Company. We have made no independent investigation with respect to such matters. We have assumed without investigation the authenticity of any documents submitted to us as an original, the conformity to the original of any document or other instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies. We have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto, that such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of their issuance and upon receipt by the Company of the agreed consideration therefor, will be legally issued, fully paid and non-assessable.

         This opinion is furnished to you by us as special Minnesota counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, and may not be relied upon for any other purpose. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                        Very truly yours,

                                        DEAN R. EDSTROM, ESQ.
                                        ATTORNEY AT LAW
                                        PROFESSIONAL ASSOCIATION



                                        By  /S/ DEAN R. EDSTROM